Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

SilverSun Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Class A common stock	Common Stock, par value $0.0001 per share	416(a), 457(c)	160,261,591	(1)(2)	$3.655	(3)	$585,756,115	(3)	0.00011020	$64,550,33
Fees Previously Paid	—	—	—	—		—		—		—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—				—		—	—
Total Offering Amounts								$585,756,115	(3)		$64,550,33
Total Fees Previously Paid								—			—
Total Fee Offsets								—			—
Net Fee Due								$585,756,115	(3)		$64,550,33

(1)	Represents shares of Class A common stock, par value $0.001 per share (the “Shares”), of the registrant, SilverSun Technologies, Inc., a Delaware corporation (the “registrant”) to be issued upon completion of the mergers described in the proxy statement/prospectus (the “Mergers”), and includes (i) up to 76,403,456 Shares to be issued to equityholders of Rhodium Enterprises, Inc., a Delaware corporation (“Rhodium”), (ii) up to 3,568,339 Shares to be issued upon the exercise of outstanding warrants held by equityholders or Rhodium, and (iii) up to 80,289,796 Shares to be issued upon the exchange of units in Rhodium Technologies LLC (and the corresponding surrender of an equivalent number of shares of Class B common stock of registrant).

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)	Estimated solely for purposes of calculating the registration fee according to Rule 457(c) and 457(f)(1) under the Securities Act based on the average of the high and low prices of the SilverSun Shares as reported on the Nasdaq on October 11, 2022.